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        [PROVIDENTMUTUAL LIFE AND ANNUITY COMPANY OF AMERICA LETTERHEAD]


                 OPINION AND CONSENT OF JAMES BERNSTEIN, ESQUIRE



                                 April 25, 2001

Board of Directors
Providentmutual Life and Annuity Company of America
300 Continental Drive
Newark, DE  19713

        Re: Providentmutual Life and Annuity Company of America Providentmutual Variable Annuity Separate Account
               File No.  333-90081/811-6484
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Directors:

I have acted as Assistant Secretary of Providentmutual Life and Annuity Company of America (the "Company") and Providentmutual Variable Annuity Separate Account (the "Account") in connection with the registration of an indefinite amount of securities in the form of variable annuity contracts (the "Contracts") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. I have examined such corporate records and other documents, including post-effective amendment number 2 to the Form N-4 registration statement for the Contracts (File No. 333-90081) and reviewed such questions of law as I considered necessary and appropriate, and on the basis of such examination and review, it is my opinion that:

     1. The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of the state of Delaware and is duly authorized by the Department of Insurance of the State of Delaware to issue the Contracts.

     2. The Account is a segregated asset account duly established and maintained by the Company pursuant to the provisions of Section 2932 of the Delaware Insurance Code.

     3. The assets of the Account are and will be owned by the Company. To the extent so provided under the Contracts, that portion of the assets of the Account equal to the reserves and other contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any other business that the Company may conduct.

     4. The Contracts have been duly authorized by the Company and, when issued as contemplated by the registration statement for the Contracts in jurisdictions

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          authorizing such sales, will constitute legal, validly issued and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to post-effective amendment number 2 to the Form N-4 registration statement for the Contracts and the Account.

                                               Sincerely,


                                            /s/ James Bernstein
                                            -------------------
                                            James Bernstein
                                            Assistant Secretary